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                                                                         EX-99.B


PROXY                                                                      PROXY

                              TRUSERV CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Stockholder hereby appoints David W. Guthrie, William M. Halterman, and William H. Hood and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent one to vote, as designated herein, all shares of Class A Common Stock of TruServ held of record by the Stockholder on February 13, 1998, at the Annual Meeting of Stockholders to be held on April 7, 1998, at TruServ Corporation World Headquarters, 8600 W. Bryn Mawr Avenue, Room 17N, Chicago, Illinois 60631, at 10:00 a.m., local time, and at any adjournments thereof.

     A copy of the Company's 10-K Annual Report is available upon request.

   YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.

            (Continued and to be signed and dated on reverse side.)
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                              TRUSERV CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

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THE BOARD RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING PROPOSALS
                            ---
1. Election of Directors (for a term of three years):
   Nominees: J.W. (Bill) Blagg, Daniel A. Colter, Jay B.    For    Withhold    For All
   Feinsod, Dennis A. Swanson, John M. (Mitch) West, Jr.,   All       All      Except
   and Barbara B. Wilkerson                                 / /       / /       / /

   _____________________________________________________
   (Except nominees written above)
                                                            For     Against    Abstain
2. Proposal to amend Article Fourth, Paragraph 7 of the     / /       / /       / /
   Company's Certificate of Incorporation to delete the
   words "provided, however, that the stockholders shall
   approve any such provision in the By-Laws".

3. Proposal to approve the appointment of Ernst &           For     Against    Abstain
   Young, Independent public accountants, as                / /     / /         / /
   auditors of the Company for the fiscal year 1998.

4. In their discretion, the Proxies are authorized to       For     Against    Abstain
   vote upon such other business as may properly            / /     / /         / /
   come before the meeting, or any adjournments
   thereof.



                                    Dated:________________________________, 1998

Signature(s)_______________________________________________________________________

____________________________________________________________________________________
(Please sign exactly as your name appears on your Common Stock Certificate. Corporate owners/partnerships should sign in full corporate/partnership name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)
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                              FOLD AND DETACH HERE
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                                   IMPORTANT
                                   ---------

                     PLEASE SEND IN YOUR PROXY . . . TODAY!

               YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY
              AND RETURN IT PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS WILL HELP SAVE THE EXPENSE OF FOLLOW-UP LETTERS
                    TO STOCKHOLDERS WHO HAVE NOT RESPONDED.